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                                                                   EXHIBIT 10.30


                  AMENDMENT NO. 3 TO RESEARCH & DEVELOPMENT AND
                                LICENSE AGREEMENT

       This Amendment No. 3 to Research & Development and License Agreement, dated as of December 23, 1997, is between Abbott Laboratories, an Illinois corporation having a principal place of business at 100 Abbott Park Road, Abbott Park, Illinois ("Abbott") and ArQule, Inc., a Delaware corporation having a principal place of business at 200 Boston Avenue, Suite 1000, Medford, Massachusetts ("ArQule").

                                    RECITALS

       WHEREAS, Abbot and ArQule have entered into that certain Research & Development and License Agreement, dated as of June 16, 1995, as amended by Amendment No. 1 dated August 13, 1996 and Amendment No. 2 dated December 24, 1996 (as so amended, the "License Agreement"), pursuant to which ArQule agreed, among other things, to perform certain contract research activities and to provide Abbott with certain ArQule Core Compounds and Abbott Derivative Compounds (these and other capitalized terms used herein without definition shall have the respective meanings provided in the License Agreement) for screening in consideration of the payment by Abbott to ArQule of certain technology access fees, license fees, milestone and royalty payments, and research funding payments on the terms and subject to the conditions set forth in the License Agreement; and

       WHEREAS, ArQule and Abbott desire to further amend the License Agreement to amend the Research Term thereof and to provide for additional financial terms in connection therewith, and to further provide for delivery of additional ArQule Core Compounds to Abbott.

       NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. R & D PROGRAM. Abbott has previously extended the R & D Program set forth in Article 2 beyond the initial Research Term, which ended June 15, 1997. The parties hereby agree to amend the R & D Program, with certain modifications, as follows:

       (i) The research and development services provided by ArQule to Abbott pursuant to Section 2.1 of the License Agreement shall continue until *, unless extended pursuant to paragraph (iii) below.

       (ii) Abbott shall by December 31, 1997 pay ArQule additional research and development funding of *, which funding will support the research and development services provided by ArQule to Abbott pursuant to Section 2.1 of the License Agreement through *.


*Confidential Treatment has been requested for the marked portion.

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       (iii)  Abbott may, at its option, extend the R & D Program for the *
              period commencing on * and concluding on *, upon written notice to ArQule which is received by ArQule not later than *. The research and development funding for such * period shall be *, payable in two equal installments of * with the first installment due on or before * and the second installment due on or before *.

       (iv) The parties acknowledge and agreement that the research and development funding set forth in this Article is calculated based on a rate of * per ArQule FTE per calendar year (the "FTE Rate"). ArQule shall have no obligation to perform services in the R & D Program without payment by Abbott at the FTE Rate.

       (v) This Article shall supersede Sections 2.3, 2.4(c), and 2.4(d) of the License Agreement.

2. INCREASE IN DELIVERY OF ARQULE ARRAYS. ArQule hereby agrees to increase the number of ArQule Core Compounds that ArQule will deliver to Abbott during the Initial Contract Extension Period (through March 16, 1999) by * ArQule Core Compounds, without additional charge, such that Abbott will receive a total of * ArQule Core Compounds within ArQule Arrays having not less than * different Chemical Themes (with a minimum of * ArQule Core Compounds and a maximum of * ArQule Core Compounds for each Chemical Theme).

3. PAYMENT OF TECHNOLOGY ACCESS FEE. Abbott agrees to pay ArQule the amount of * on or before December 31, 1997, which amount represents the * installment of the technology access fee for the Initial Contract Extension Period which is payable under Section 2.4(b) of the License Agreement. This Article shall supersede Section 2.4(b) of the License Agreement.

4.     MISCELLANEOUS.

       4.1 GOVERNING LAW. This Amendment shall be governed in all respects by the laws of the State of Illinois without giving effect to principles of conflicts of law thereunder.

       4.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of the parties hereto.

       4.3 LICENSE AGREEMENT. Except as specifically provided herein, the License Agreement as previously executed and amended by Amendments No. 1 and 2 shall remain in full force and effect.


*Confidential Treatment has been requested for the marked portion.

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       4.4    COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one in the same instrument.

       IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 3 as of the date first written above.

ABBOTT LABORATORIES                                ARQULE, INC.



By: /s/ Andre G. Pernet                            By: /s/ Eric B. Gordon
    -----------------------------------                -------------------------
Name: Andre G. Pernet, Ph.D.                       Eric B. Gordon
Title: Vice President,                             President and Chief Executive
Pharmaceutical Research and Development            Officer